Exhibit 3.11

Certificate of Limited Partnership

of

CHOCKSETT ROAD LIMITED PARTNERSHIP

The undersigned, desiring to form, pursuant to the provisions of the Massachusetts Uniform Limited Partnership Act, a limited partnetship known as CHOCKSETT ROAD LIMITED PARTNERSHIP (the “Partnership”), hereby executes this Certificate of Limited Partnership certifying as follows:

1.       Name: The name of the Partnership is CHOCKSETT ROAD LIMITED PARTNERSHIP.

2.       General Character of the Partnership’s Business: The purposes of the Partnership shall be (a) to engage in investment activities, and to deal in all ways with property of all sorts, whether tangible or intangible, and whether real, personal or mixed, including, without limitation, equity securities, partnership interests and evidences of debt, and to engage in any other business or activities incidental or related to the foregoing, and (b) to engage in any business or activity which may be lawfully carried on by a limited partnership in the Commonwealth of Massachusetts.

3.       Office and Agent for Service of Process: The location of the office of the Partnership in the Commonwealth of Massachusetts is 2 Northeast Blvd., Sterling, MA 01564 and the agent for service of process on the Partnership is Paul F. Lavallee at the same address.

4.       Name and Business Address of the General Partner: The name and business address of the General Partner is The Chocksett Road GP Trust, Paul F. Lavallee, Trustee, 2 Northeast Blvd., Sterling, MA 01564.

5.       Latest Date Upon Which the Limited Partnership is to Dissolve: The latest date upon which the Partnership is to dissolve is December 31, 2050.

IN WITNESS WHEREOF, the undersigned, being the general partner of the Partnership, has signed and sworn to this Certificate of Limited Partnership under the penalties of perjury as of the 1st day of January, 2008

The Chocksett Road GP Trust, General Partner

By:	/s/ Paul F. Lavallee
Paul F. Lavallee, Trustee

THE COMMONWEALTHE OF MASSACHUSETTS

I hereby certify that, upon examination of this document, duly submitted to me, it appears that the provisions of General Laws relative to corporations have been complied with, and I hereby approve said articles; and the filing fee having been paid, said articles are Deemed to have been filed with me on:

March 31, 2008 2:56 PM

/s/ William Francis Galvin

WILLIAM FRANCIS GALVIN

Secretary of the Commonwealth

D	The Common wealth of Massachusetts	FILED
201806925	William Francis Galvin	MAR 29 2018
	Secretary of the Commonwealth	SECRETARY OF THE COMMONWEATH
	One Ashburton Place - Room 1717, Boston, Massachusetts 02108-1512	CORPORATIONS DIVISION

Limited Partnership Annual Report

(General Laws Chapter 109, Section 63)

000974655	Year: 2018

(1a)	The exact name of the limited partnership:

THE CHOCKSETT ROAD LIMITED PARTNERSHIP

(1b)	The exact name of the limited partnership as amended

(2)	The general character of the business of the limited partnership:

PLEASE SEE ATTACHMENT

(3)	Tire address of the limited partnership in the commonwealth at which its records will be maintained:

155 JACKSON ROAD

DEVENS, MA 01434

(4)	The name and street address of the resident agent:

PAUL F. LAVALLEE

155 JACKSON ROAD

DEVENS, MA 01434

(5)	The name and business address of each general partner:

THE CHOCKSETT ROAD GP TRUST

P.O. BOX 6930

FORT MYERS BEACH, FL 33932

(6)	The latest date on which the limited partnership is to dissolve: 12/31/2050

(7)	Additional matters:

Signed (by at plan one general partner and each general partner designated in the report as a new general partner):
/s/ PAUL F. LAVALLEE
PAUL F. LAVALLEE

COMMONWEALTH OF MASSACHUSETTS

William Francis Galvin

Secretary of the Commonwealth

One Ashburton Place, Boston, Massachusetts 02108-1512

Limited Partnership Annual Report

(General Laws Chapter 109, Section 63)

I hereby certify that upon examination of this annual report, duly submitted to me, it appears that the provisions of the General Laws relative to limited partnerships have been complied with, and I hereby approve said statement; and the filing fee in the amount of $ 500 having been paid, said report is deemed to have been filed with me this 29 day of Mar 20, 18, at   a.m./p.m. time

/s/ WILLIAM FRANCIS GALVIN

WILLIAM FRANCIS GALVIN

Secretary of the Commonwealth

Filing Fee $500.00

$450 if filed electronically

TO BE FILLED IN BY LIMITED PARTNERSHIPS

Contact Information:

THE CHOCKSETT ROAD LIMITED PARTNERSHIP

155 JACKSON ROAD

DEVENS, MA 01434

Telephone:

Email:

Upon filing, a copy of this filing will be available at www.sec.state.ma.us/cor.

If the document is rejected, a copy of the rejection sheet and rejected document will be available in the rejected queue.